Exhibit 10.2

EXECUTION VERSION

TRANSACTION SUPPORT AGREEMENT

TRANSACTION SUPPORT AGREEMENT, dated as of July 25, 2020 (this “Agreement”), by and among SCHULTZE SPECIAL PURPOSE ACQUISITION SPONSOR, LLC, a Delaware limited liability company (“Sponsor”), CLEVER LEAVES INTERNATIONAL INC., a corporation organized under the laws of British Colombia, Canada (the “Company”), CLEVER LEAVES HOLDINGS INC., a corporation organized under the laws of British Columbia, Canada (“Holdco”), and SCHULTZE SPECIAL PURPOSE ACQUISITION CORP., a Delaware corporation (“SPAC”).

WHEREAS, SPAC, Holdco, the Company and NOVEL MERGER SUB INC., a Delaware corporation and a wholly-owned direct subsidiary of Holdco (“Merger Sub”), propose to enter into, concurrently herewith, that certain Business Combination Agreement (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), which provides for, among other things, a business combination among Holdco, SPAC and the Company;

WHEREAS, as of the date hereof, Sponsor owns beneficially and of record 3,190,000 shares of SPAC Common Stock (such shares of SPAC Common Stock, the “Sponsor SPAC Shares”), and pursuant to, and in connection with, the Merger, the Sponsor SPAC Shares shall be converted into the right to receive 3,190,000 Holdco Common Shares; and

WHEREAS, in order to induce SPAC and the Company to enter into the BCA and the Key Company Shareholders to enter into the Shareholder Support Agreement, each of Sponsor, Holdco, SPAC and the Company desire to enter into the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Amendment to Stock Escrow Agreement. Each of Sponsor and SPAC agrees to take all actions necessary to cause, at the Closing, the amendment and restatement of Section 3.2 of, and the addition of Section 3.3 to, the Stock Escrow Agreement (the “Escrow Agreement”), dated December 10, 2018, by and among SPAC, Sponsor, Continental Stock Transfer & Trust Company (“Continental”) and the other parties thereto, in the form attached as Exhibit A hereto (the “Escrow Agreement Amendment”). At and after the Closing, each of Sponsor and SPAC shall use reasonable best efforts to cause Continental and the other parties of the Escrow Agreement to take all action necessary to give effect to the actions contemplated by the Escrow Agreement Amendment. The Escrow Agreement Amendment shall become effective as of the Closing (and not before). The Escrow Agreement Amendment shall become effective only in connection with the consummation of the Transactions, and this Section 1 (and Exhibit A) shall be void and of no force and effect if the BCA shall be terminated or the Closing shall not occur for any reason.

2.  Company Earn-Out.

(a) For purposes of this Section 2:

(i) “Earn-Out Shares” means the First Level Earn-Out Shares and the Second Level Earn-Out Shares, as the case may be.

(ii) “Earn-Out Targets” means the First Earn-Out Target and the Second Earn-Out Target, as the case may be.

(iii) “First Earn-Out Target” means that the closing price per share of Holdco Common Shares on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing.

(iv) “First Level Earn-Out Shares” means nine hundred thousand (900,000) Holdco Common Shares.

(v) “First Target Expiration Date” means the second (2nd) anniversary of the Closing.

(vi) “Second Earn-Out Target” means that the closing price per share of Holdco Common Shares on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Fifteen Dollars ($15.00) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing.

(vii) “Second Level Earn-Out Shares” means nine hundred thousand (900,000) Holdco Common Shares.

(viii) “Second Target Expiration Date” means the fourth (4th) anniversary of the Closing.

(ix) “Trading Market” means the stock market on which the Holdco Common Shares shall be trading at the time of determination.

(b) The parties hereto hereby agree that, following the Closing, Holdco shall issue Holdco Common Shares to certain shareholders of the Company as follows:

(i) The First Level Earn-Out Shares shall be issued by Holdco in accordance with the directions of the Holdco board of directors (or any committee or officer designated thereby) if, at any time prior to or on the First Target Expiration Date, the First Earn-Out Target is achieved; and

(ii) The Second Level Earn-Out Shares shall be issued by Holdco in accordance with the directions of the Holdco board of directors (or any committee or officer designated thereby) if, at any time prior to or on the Second Target Expiration Date, the Second Earn-Out Target is achieved.

(iii) The maximum amount of Earn-Out Shares issuable pursuant to this Section 2 is One Million Eight Hundred Thousand (1,800,000) Holdco Common Shares, in the aggregate.

(c) If any of the Earn-Out Targets set forth in Section 2(b)(i) and Section 2(b)(ii) shall have been achieved, within five (5) Business Days following the achievement of the applicable Earn-Out Target, Holdco shall issue the applicable Earn-Out Shares.

(d) The Earn-Out Shares and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock splits, reverse splits, stock dividends, reorganizations, reclassifications or any similar event with respect to Holdco Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Shares are issued to certain shareholders of the Company.

(e) The obligation of Holdco to issue any of the First Level Earn-Out Shares shall expire if the First Earn-Out Target shall not have been achieved by the First Target Expiration Date. The obligation of Holdco to issue any of the Second Level Earn-Out Shares shall expire if the Second Earn-Out Target shall not have been achieved by the Second Target Expiration Date.

(f) The obligations specified in this Section 2 shall be applicable only in connection with the Transactions contemplated by the BCA, and this Section 2 shall be void and of no force and effect if the BCA shall be terminated or the Closing shall not occur for any reason

3.  Lockup.

(a) For purposes of this Section 3:

(i) “Immediate Family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(ii) “Lockup Period” means the period commencing on the effective date of the registration statement on Form S-4 relating to the Transactions and ending on the earlier of (A) the date that is one (1) year following the Closing Date and (B) the date on which the closing price of the Holdco Common Shares on Nasdaq as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any consecutive 30-trading day period commencing after the 180th day after the Closing Date.

(iii) “Subject Securities” means any Subject Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Subject Common Shares owned, directly or indirectly, by Sponsor, or under control or direction of Sponsor or with respect to which Sponsor has beneficial ownership.

(iv) “Subject Common Shares” means common shares of SPAC or Holdco, owned, directly or indirectly, by Sponsor, or under control or direction of Sponsor or with respect to which Sponsor has beneficial ownership.

(b) Sponsor hereby acknowledges, covenants and agrees that, without the prior written consent of Holdco, Sponsor will not, during the Lockup Period: (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Subject Securities or (ii) enter into, or allow to exist, any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Subject Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Common Shares or other securities of Holdco, in cash, or otherwise. Sponsor further agrees to execute such agreements as may be reasonably requested by the Company in connection with the Transactions that are consistent with this Section 3 or that are necessary to give further effect thereto.

(c) The foregoing provisions of Section 3(b) shall not apply to the following:

(i) transactions relating to Holdco Common Shares acquired by Sponsor in open market transactions, provided that it shall be a condition to the transfer that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting such transfer of the Holdco Common Shares, shall be required or shall be voluntarily made during the Lockup Period;

(ii) transfers of Holdco Common Shares as a bona fide gift, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(iii) transfers of Holdco Common Shares to any trust or other entity formed for estate planning purposes for the direct or indirect benefit of Sponsor or the Immediate Family of Sponsor, provided that (A) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(iv) transfers of Holdco Common Shares by will or intestate succession, provided that (A) the transferee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(v) transfers of Holdco Common Shares pursuant to a qualified domestic order or in connection with a divorce settlement, provided the transferee agrees to be bound in writing by the restrictions set forth herein;

(vi) transfers of Holdco Common Shares to another person that controls, is controlled by or is under common control or management with Sponsor, provided that (A) the transferee or distributee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(vii) distributions of Holdco Common Shares to members of Sponsor, provided that (A) the transferee or distributee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(viii) transfers of Holdco Common Shares to officers, directors or affiliates of Sponsor, provided that (A) the transferee or distributee agrees to be bound in writing by the restrictions set forth herein, (B) any such transfer shall not involve a disposition for value and (C) no filing under Section 16(a) of the Exchange Act, reporting such transfer of the Holdco Common Shares, shall be required or shall be voluntarily made during the Lockup Period; or

(ix) pledges of shares of the Holdco Common Shares as security or collateral in connection with any borrowing or the incurrence of any indebtedness of Sponsor, provided that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers provided further that the Holdco Common Shares pledged remain subject to this Section 6.

4.  Termination. This Agreement and the obligations of the parties hereof under this Agreement shall automatically terminate upon the earliest of: (a) the last date on which a party hereto has any obligations hereunder in accordance with the terms hereof; (b) the termination of the BCA in accordance with its terms; and (c) the mutual written agreement of the parties hereof. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for fraud or willful breach of this Agreement occurring prior to its termination.

5.  Miscellaneous.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified in a notice given in accordance with this Section 5(a)):

If to SPAC or Sponsor, to:

Schultze Special Purpose Acquisition Corp.

Schultze Special Purpose Acquisition Sponsor, LLC
800 Westchester Avenue, Suite S-632

Rye Brook, New York 10573
Attention: George Schultze; Gary Julien
Email: schultze@samco.net; gjulien@samco.net

with a copy to:

Greenberg Traurig, P.A.
333 SE 2nd Avenue, Suite 4400
Miami, Florida 33131
Attention: Alan I. Annex, Esq.
Email: annexa@gtlaw.com

If to the Company or Holdco, to:

Clever Leaves Holdings Inc.

c/o Clever Leaves International Inc.

489 Fifth Avenue, 27th Floor
New York NY 10017

Attention: CEO
Email: kyle.detwiler@cleverleaves.com

with a copy to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Sebastian L. Fain, Esq.

   Pamela L. Marcogliese, Esq.
Email: sebastian.fain@freshfields.com

    pamela.marcogliese@freshfields.com

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c) (i) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (vi) references herein to any gender (including the neuter gender) includes each other gender; (vii) the word “or” shall not be exclusive; (viii) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; and (ix) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d) This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(e) This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(f) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(g) This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and each of SPAC’s and Sponsor’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(j) This Agreement may be executed and delivered (including by facsimile, portable document format (pdf) transmission or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Without further consideration, each party shall use execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by SPAC, Holdco, Merger Sub and the Company.

(m) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this paragraph (m).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SCHULTZE SPECIAL PURPOSE ACQUISITION SPONSOR, LLC

By: Schultze Asset Management, LP
By: Schultze Asset Management GP, LLC

By	/s/ George J. Schultze
Name: George J. Schultze
Title: Managing Member

SCHULTZE SPECIAL PURPOSE ACQUISITION cORP.

By	/s/ George J. Schultze
Name: George J. Schultze
Title: Chief Executive Officer and President

CLEVER LEAVES HOLDINGS INC.

By	/s/ Kyle Detwiler
Name: Kyle Detwiler
Title: Director

CLEVER LEAVES INTERNATIONAL INC.

By	/s/ Kyle Detwiler
Name: Kyle Detwiler
Title: Chief Executive Officer

[Signature Page to Transaction Support Agreement]

EXHIBIT A

ESCROW AGREEMENT AMENDMENT

Effective as of the Closing, Section 3.2 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

(a) Release of Sponsor Upfront Escrow Shares and SPAC Director Shares. Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1. Of such remaining shares, 1,565,000 Holdco Common Shares (as defined in Section 3.3 below) shall be referred to herein as the “Sponsor Upfront Escrow Shares” and 60,000 Holdco Common Shares shall be referred to herein as the “SPAC Director Shares” and held pursuant to this Section 3.2(a) and 1,625,000 of such Holdco Common Shares shall be referred to herein as the “Sponsor Earn-Out Shares” and shall be held pursuant to Section 3.2(b). The Sponsor Upfront Escrow Shares and the SPAC Director Shares shall be held for a period expiring on the earlier of (i) one (1) year following the date of the consummation of the transactions contemplated by the Business Combination Agreement, dated as of July 25, 2020, by and among the Company, Clever Leaves Holdings, Inc., Novel Merger Sub Inc. and Clever Leaves International Inc. (the “BCA”) and (ii) the date on which the closing price of the shares of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after the 180th day after the consummation of the transactions contemplated by the BCA (such period, the “Initial Stockholder Upfront Escrow Period”). Upon expiration of the Initial Stockholder Upfront Escrow Period, the Escrow Agent shall disburse and release to the Initial Stockholders all Sponsor Upfront Escrow Shares and SPAC Director Shares held with respect to such Initial Stockholders (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the expiration of the Initial Stockholder Upfront Escrow Period and the number of Sponsor Upfront Escrow Shares and SPAC Director Shares to be disbursed and released to each Initial Stockholder. The Escrow Agent shall have no further duties under this Section 3.2(a) with respect to the Sponsor Upfront Escrow Shares and the SPAC Director Shares after the disbursement of the Sponsor Upfront Escrow Shares to the Initial Stockholders.

(b) Release of Sponsor Earn-Out Shares. The Escrow Agent shall hold, disburse and release the Sponsor Earn-Out Shares as follows:

(i) The Escrow Agent shall hold the First Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the First Earn-Out Target at any time prior to or on the First Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all First Level Earn-Out Shares (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the First Earn-Out Target (the “First Earn-Out Target Release Notice”). In the event that the First Earn-Out Target Release Notice is not delivered on or prior to the First Target Expiration Date, then the Escrow Agent shall automatically disburse and release the First Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(i) with respect to the First Level Earn-Out Shares after the disbursement of the First Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(ii) Additionally, the Escrow Agent shall hold the Second Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the Second Earn-Out Target at any time prior to or on the Second Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all Second Level Earn-Out Shares (and any applicable stock power), upon receipt of written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the Second Earn-Out Target (the “Second Earn-Out Target Release Notice”). In the event that the Second Earn-Out Target Release Notice is not delivered on or prior to the Second Target Expiration Date, then the Escrow Agent shall automatically disburse and release the Second Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(ii) with respect to the Second Level Earn-Out Shares after the disbursement of the Second Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(iii) The Earn-Out Shares and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock splits, reverse splits, stock dividends, reorganizations, reclassifications and other similar events with respect to the Holdco Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Shares are released to Sponsor or returned to Holdco, as the case may be.

(iv) For purposes of this Section 3.2:

(1) “Closing” shall have the meaning set forth in the BCA.

(2) “Earn-Out Shares” means the First Level Earn-Out Shares and the Second Level Earn-Out Shares, as the case may be.

(3) “Earn-Out Targets” means the First Earn-Out Target and the Second Earn-Out Target, as the case may be.

(4) “First Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing

(5) “First Level Earn-Out Shares” means Eight Hundred Twelve Thousand Five Hundred (812,500) Holdco Common Shares.

(6) “First Target Expiration Date” means the second (2nd) anniversary of the Closing.

(7) “Second Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Fifteen Dollars ($15.00) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing

(8) “Second Level Earn-Out Shares” means Eight Hundred Twelve Thousand Five Hundred (812,500) Holdco Common Shares.

(9) “Second Target Expiration Date” means the fourth (4th) anniversary of the Closing.

(10) “Trading Market” means the stock market on which the shares of Common Stock shall be trading at the time of determination.

Effective as of the Closing, the following Section 3.3 shall be inserted in its entirety immediately following Section 3.2 of the Escrow Agreement, as amended.

3.3 Effective as of the closing of the transactions contemplated by the BCA, the shares of Common Stock held in escrow pursuant to the terms of this Agreement shall become common shares of Holdco (“Holdco Common Shares”) in accordance with the terms and conditions of the BCA. Effective as of the Closing of the transactions contemplated by the BCA and for purposes of this Agreement, references to shares of “Common Stock” in this Agreement are hereby deemed to refer to Holdco Common Shares. Effective as of the closing of the transactions contemplated by the BCA, Holdco shall be deemed to be “the Company” for all purposes of this Agreement.